UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 25, 2009 (November 24, 2009)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 24, 2009, Hyperdynamics Corporation (the “Company”) received a letter from the staff of NYSE Amex LLC (“NYSE Amex”) concerning the Company’s issuance of certain shares of its common stock (the “Shares”) on November 16, 2009, prior to approval for listing on the NYSE Amex.  Section 301 of the NYSE Amex Company Guide (the “Company Guide”) provides that listed companies are not permitted to issue additional securities of a listed class until an application for listing has been submitted and approved.  The staff stated in the letter that failure to comply with the NYSE Amex rules concerning the listing of additional securities could jeopardize the Company’s continued listing status under Section 1003(d) of the Company Guide.

The staff stated in the letter that it would not at this time apply the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide.  Because the Company is not currently in compliance with NYSE Amex continued listing standards, the letter constitutes a “Warning Letter” pursuant to Section 1009(a)(i) of the Company Guide and notice of failure to satisfy a continued listing standard.

The Company submitted to NYSE Amex the application for the listing of additional shares concerning the above issuance on November 25, 2009 and is working with the NYSE Amex to ensure that the Shares are properly listed with the NYSE Amex.

On November 25, 2009, the Company issued a press release disclosing the receipt of the letter and notice of failure to satisfy a continued listing standard.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release dated November 25, 2009 entitled “Hyperdynamics Corporation Receives Noncompliance Warning Letter from the NYSE Amex”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: November 25, 2009	By:	/s/ JASON D. DAVIS
	Name:	Jason D. Davis
	Title:	Chief Financial Officer and
Principal Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated November 25, 2009 entitled “Hyperdynamics Corporation Receives Noncompliance Warning Letter from the NYSE Amex”